EXHIBIT 10.2

AMENDMENT #4 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT #4 TO EMPLOYMENT AGREEMENT (this “Amendment #4”), dated as of December 22, 2010 is entered into by and between Merisel, Inc., a Delaware corporation (the “Company”) and Donald R. Uzzi (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of November 22, 2004 (the “Original Employment Agreement”), as amended subsequently on March 3, 2006, January 18, 2008 and June 29, 2009 (the Original Employment Agreement as amended referred to herein as the “Agreement”).  The Parties now desire to amend the Agreement pursuant to Section 17 of the Agreement, as set forth in this Amendment #4;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties agree as follows:

1.           The first sentence of Section 3(a) is amended in its entirety to read as follows:

“Effective January 1, 2011, the Company shall pay to the Executive an annual salary (“the “Base Salary”) at the rate of $450,000 per year.”

2.           Except as affected by this Amendment #4, the Agreement is unchanged and continues in full force and effect.  All references to the Agreement shall refer to the Agreement as amended by this Amendment #4.  This Amendment #4 shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

3.           This Amendment #4 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

4.           This Amendment #4 shall be governed by and construed in accordance with the domestic laws of the State of Delaware (without giving effect to any choice of law provision).

IN WITNESS WHEREOF, the Company has caused this Amendment #4 to be signed pursuant to the authority of its Board of Directors and the Executive has executed this Amendment #4, as of the day and year first written above.

MERISEL, INC.

By:	/s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

EXECUTIVE

By:	/s/ Donald R. Uzzi
Donald R. Uzzi